UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 30, 2013

LION BIOTECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	75-3254381
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification number)

21900 Burbank Blvd, Third Floor, Woodland Hills, CA 91367
(Address of principal executive offices and zip code)
(818) 992-3126
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Private Placement

On October 30, 2013, Lion Biotechnologies, Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with the institutional and other accredited investors identified therein (each, an “Investor” and collectively, the “Investors”), relating to a private placement (the “Private Placement”) by the Company of the Company’s common stock (“Common Stock”), Series A Convertible Preferred Stock, and Warrants to Purchase Common Stock (“Warrants”).  Under the Securities Purchase Agreement, the Investors agreed to purchase units consisting of (i) approximately $6.3 million of shares of Common Stock and Warrants to purchase shares of Common Stock, or (ii) approximately $17 million shares of Series A Convertible Preferred Stock and Warrants to purchase shares of Common Stock.  The purchase price of each Common Stock/Warrant unit is $2.00, and the purchase price of each Series A Convertible Preferred Stock/Warrants unit is $1,000.  The offer and sale of the foregoing securities under the Securities Purchase Agreement is not a “public offering” as referred to in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and is intended meet the requirements to qualify for exemption under Rule 506(b) of Regulation D promulgated under the Securities Act.  The closing of the Private Placement is expected to occur on or about November 4, 2013 and is subject to customary closing conditions.  There can be no assurance that the Company will successfully close the Private Placement.

The terms of the Series A Convertible Preferred Stock and Warrants are as follows:

Series A Convertible Preferred Stock

A total of 17,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) have been authorized for issuance under the Certificate Of Designation Of Preferences And Rights Of Series A Convertible Preferred Stock (the “Certificate of Designation”).  The Certificate of Designation will be filed with the office of the Nevada Secretary of State prior to the closing.  The shares of Series A Preferred Stock have a stated value of $1,000 per share and will initially be convertible into shares of Common Stock at a price of $2.00 per share (subject to adjustment as described below).  Under the Certificate of Designation, the holders of the Series A Preferred Stock will have the following rights, preferences and privileges:

The Series A Preferred Stock may, at the option of the Investor, be converted at any time or from time to time into fully paid and non-assessable shares of Common Stock at the conversion price in effect at the time of conversion; provided, that a holder of Series A Preferred Stock may at any given time convert only up to that number of shares of Series A Preferred Stock so that, upon conversion, the aggregate beneficial ownership of the Company’s Common Stock (calculated pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of such Investor and all persons affiliated with such Investor, is not more than 4.99% of the Company’s Common Stock then outstanding (subject to adjustment up to 9.99% solely at the Investor’s discretion upon 60 days’ prior notice).  The number of shares into which one share of Series A Preferred Stock shall be convertible is determined by dividing the stated value of $1,000 per share by the initial Conversion Price.  The "Conversion Price" per share for the Series A Preferred Stock is initially equal to $2.00 (subject to appropriate adjustment for certain events, including stock splits, stock dividends, combinations, recapitalizations or other recapitalizations affecting the Series A Preferred Stock).

The Series A Preferred Stock will automatically be converted into Common Stock at the then applicable Conversion Price (i) upon the written consent of the Investors holding at least a majority of the outstanding shares of Series A Preferred Stock or (ii) if required by the Company for the Company to list its Common Stock on a national securities exchange; provided, any such conversions will continue to be limited by, and subject to the beneficial ownership conversion limitations set forth above.

Except as otherwise required by law, the holders of shares of Series A Preferred Stock shall not have the right to vote on matters that come before the stockholders; provided, that the Company will not, without the prior written consent of a majority of the outstanding Series A Preferred Stock: (i) amend, alter, or repeal any provision of the Articles of Incorporation (including the Certificate of Designation setting forth the rights of the Series A Preferred Stock) or Bylaws in a manner adverse to the Series A Preferred Stock; (ii) create or authorize the creation of or issue any other security convertible into or exercisable for any equity security, having rights, preferences or privileges senior to or on parity with the Series A Preferred Stock, or increase the authorized number of shares of Series A Preferred Stock; (iii) issue or sell any equity or debt securities for one year after the initial sale of the Series A Preferred Stock, subject to customary exceptions; or (iv) enter into any agreement with respect to any of the foregoing.

In the event of any dissolution or winding up of the Company, whether voluntary or involuntary, the proceeds shall be paid pari passu among the holders of the shares of Common Stock and Preferred Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all such securities as if they had been converted to Common Stock.

The Company may not declare, pay or set aside any dividends on shares of any class or series of capital stock of the Company (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Series A Preferred Stock shall first receive, or simultaneously receive, an equal dividend on each outstanding share of Series A Preferred Stock.

Warrants.

Each Warrant will entitle the Investor to purchase the number of shares of Common Stock purchased by such Investor in the Private Placement or into the number of shares into which such Investor’s Series A Preferred Stock is initially convertible.  The Warrants will be exercisable in whole or in part, at an initial exercise price per share of $2.50, and may be exercised in a cashless exercise if, after six months, there is no effective Registration Statement registering, or no current prospectus available for, the resale of the Warrant shares.  The exercise price and number of shares of Common Stock issuable under the Warrants are subject to adjustments for stock dividends, splits, combinations and similar events. The Warrants may be exercised at any time upon the election of the holder, beginning on the date of issuance and ending on the fifth anniversary of the date of issuance.

Registration Rights Agreement.

Upon closing of the Private Placement, the Company will enter into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors, which sets forth the rights of the Investors to have their shares of Common Stock purchased in the Private Placement and the shares of Common Stock issuable upon (i) the conversion of the Series A Preferred Stock and (ii) the exercise of the Warrants, registered with the Securities and Exchange Commission (the “SEC”) for public resale under the Securities Act.

Pursuant to the Registration Rights Agreement, the Company is required to file a registration statement with the SEC (the “Registration Statement”) within 30 days of the closing of the Private Placement, registering the total number of shares of Common Stock purchased in the Private Placement and the shares of Common Stock issuable upon exercise of the Warrants. The Company will be required to have the Registration Statement declared effective within 90 days after the filing of the Registration Statement. The Company will also be required to maintain the effectiveness of the Registration Statement until the earlier to occur of (i) the date on which all of the registrable securities covered by the Registration Rights Agreement have been sold; or (ii) transferred in a manner that they may be resold without subsequent registration under the Securities Act.

The Registration Rights Agreement further provides that in the event that (i) the Company has not filed the Registration Statement or a final prospectus within the prescribed time period, (ii) the SEC has not declared effective the Registration Statement within the prescribed time period, and (iii) the Registration Statement ceases to be effective and available to the investors under certain circumstances, the Company shall pay to the holders of registrable securities, on the occurrence of each such event and on each monthly anniversary thereof until the applicable event is cured, an amount in cash equal to 1.0% of the aggregate amount invested by such Purchaser pursuant to the Purchase Agreement for each 30-day period or pro rata for any portion thereof following the date by which such Registration Statement should have been effective.

Transaction Documents.

The Securities Purchase Agreement, the Registration Rights Agreement, the Warrants and Certificate of Designation contain ordinary and customary provisions for agreements of this nature, such as representations, warranties, covenants, and indemnification obligations, as applicable.  The foregoing descriptions of the Securities Purchase Agreement, the Warrants, and the Registration Rights Agreement do not purport to describe all of the terms and provisions thereof and are qualified in their entirety by reference to the Securities Purchase Agreement, the form of Warrant and the form of Registration Rights Agreement which are filed as Exhibits 10.1, 4.1, and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

 (d)           Exhibits

Exhibits

Exhibit No.	Description
4.1	Form of Warrant to be issued to the Investors under the Securities Purchase Agreement, dated October 31, 2013, by and among Lion Biotechnologies, Inc. and such Investors
10.1	Securities Purchase Agreement, dated October 30, 2013, by and among Lion Biotechnologies, Inc. and the Investors thereunder
10.2	Form of Registration Rights Agreement to be entered into by and among Lion Biotechnologies, Inc. and the Investors under the Securities Purchase Agreement
99.1	Press Release, issued by Lion Biotechnologies, Inc. on October 31, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date: October 31, 2013	By:	/s/ Michael Handelman
Michael Handelman, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant to be issued to the Investors under the Securities Purchase Agreement, dated October 31, 2013, by and among Lion Biotechnologies, Inc. and such Investors
10.1	Securities Purchase Agreement, dated October 30, 2013, by and among Lion Biotechnologies, Inc. and the Investors thereunder
10.2	Form of Registration Rights Agreement to be entered into by and among Lion Biotechnologies, Inc. and the Investors under the Securities Purchase Agreement
99.1	Press Release, issued by Lion Biotechnologies, Inc. on October 31, 2013